UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Under Rule §240.14a-12
Weatherford International plc
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Weatherford International plc (“Weatherford”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 21, 2026 in connection with Weatherford’s (a) special court-ordered shareholder meeting (the “Court Meeting”) and (b) 2026 annual general meeting of shareholders of Weatherford (the “AGM”), both to be held on June 11, 2026.
The following contains communications related to the Proxy Statement, the AGM and the Court Meeting, including information used in investor communications related to the solicitation efforts in connection with Weatherford’s proposal to Redomesticate from Ireland to the United States of America (the “U.S.”). Capitalized terms used herein but not defined have the meanings set forth in the Proxy Statement.
Starting on June 1, 2026, Weatherford sent the below communication to investors:
We refer to our definitive proxy statement filed with the Securities and Exchange Commission (the “Proxy Statement”). As explained in the Proxy Statement, we believe that moving from Ireland back to the United States of America (the “U.S.”) provides Weatherford International plc (“Weatherford”) and its shareholders with certain unique financial, operational and other benefits. These include the following:
•Financial Benefits: The Redomestication has expected financial benefits for Weatherford and its shareholders, which we estimate could result in approximately $20 million to $30 million in annual cash savings to Weatherford beginning in 2027, if the Redomestication is completed in 2026. Additionally, we view the Redomestication as fundamental to achieving our long-term goal of approximately 50% annual adjusted free cash flow conversion*;
•Key Value Drivers: The Redomestication is expected to enhance long-term shareholder value by simplifying our corporate structure, increasing financial and operational flexibility, broadening our U.S. shareholder and lending base, improving access to capital, enhancing cash management and administrative efficiency, and providing certain tax benefits, all of which are expected to contribute to the financial benefits discussed above;
•Eases M&A Process and Regulation: Moving to the U.S. will enable us to more effectively and efficiently execute merger and acquisition transactions, including to closely align with our peers with respect to the M&A and regulatory framework in the U.S. and to streamline transactions that Weatherford may pursue to enhance shareholder value;
•Court Approved Process: The Redomestication is being effected through a Scheme of Arrangement under Irish Law, which provides added protection to our shareholders and which must be sanctioned by the Irish High Court at a hearing where interested parties may appear (including Weatherford-Ireland shareholders) in person or by counsel;
•Headquarters Rationalized with Jurisdiction: We are moving our corporate jurisdiction to Texas to align with our Texas headquarters and longstanding Texas operations.
Our Redomestication proposal is a move from Ireland to the U.S. and is distinct in many regards from many of the domestic state-to-state standalone reincorporations currently being presented to shareholders of other companies. We are moving from a foreign domicile back to the U.S. principally for financial, operational and other benefits. Our proposal supports Weatherford’s value and addresses its specific needs – accordingly, we ask for your support.
We were disappointed to learn that certain proxy advisory firms are recommending that our shareholders vote to keep Weatherford as an Irish domiciled company, rather than moving back to the U.S. We believe both Glass Lewis and ISS overlooked the financial, operational and other benefits of moving back to the U.S. described in our Proxy Statement and referenced herein. We encourage you to evaluate this transaction on its own merits.
Since the current management team and board of directors joined Weatherford in 2020, the company has been intensely focused on creating and delivering shareholder value. As evidence of this focus, we have significantly grown Weatherford's equity value, deleveraged the business by paying down over $1 billion in notes since Q1’24, and substantially improved our liquidity. We have also implemented a $500 million share repurchase program, initiated an annual dividend, and subsequently increased it. Building on this track record, our board of directors and management team recommend that shareholders approve the redomestication of the Company from Ireland to the U.S., which will better position us to continue advancing this focus on shareholder value.
* Adjusted free cash flow conversion is a non-GAAP measure. See Non-GAAP Financial Measure Defined below.

Weatherford strongly believes the Redomestication will enhance shareholder value over the long-term and strongly encourages you to vote “FOR” each of the proposals at the shareholder meetings.
Please vote today.You can vote at proxyvote.com with your 16-digit control number. Your control number was emailed to you from id@proxyvote.com. If you can’t find your control number, or you need assistance voting your shares, you can also call our proxy solicitor, Okapi Partners, toll-free at +1 (855) 208-8902, or e-mail info@okapipartners.com.

Forward-Looking Statements
This release, as well as other statements we make, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about Weatherford’s beliefs, plans, estimates, or expectations, are forward-looking statements. Forward-looking statements often use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “plan,” “potential,” “should,” “target,” “will,” and other words of similar meaning. Such forward-looking statements include, but are not limited to, statements regarding the Redomestication, that include, among other things, the anticipated timing and benefits of the Redomestication, including the realization of additional cost savings and operational efficiencies, and statements relating to future financial performance and results and goals. These statements are based on current beliefs, plans, estimates, and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.
The factors that could cause actual results to differ materially from current expectations include, but are not limited to, our ability to receive, in a timely manner and on satisfactory terms, required shareholder and court approval, and to satisfy the other conditions to the Redomestication within the expected timeframe or at all; our ability to realize the expected benefits from the Redomestication; the occurrence of difficulties in connection with the Redomestication, including any costs related thereto; the risk that the Redomestication disrupts current plans and operations; any changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the Redomestication; and the future financial performance of Weatherford following the Redomestication.
The foregoing factors are in addition to those other risks, uncertainties, and factors included in the “Risk Factors” section and elsewhere in Weatherford’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the proxy statement described below, and other documents filed with the SEC. There may be other risks and uncertainties that we are not currently aware of or are unable to predict and which may also affect Weatherford’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and Weatherford undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Additional Information and Where to Find It
In connection with the Redomestication, Weatherford filed a definitive proxy statement with the SEC on April 21, 2026. Weatherford may also file other relevant documents with the SEC regarding the Redomestication. The definitive proxy statement has been mailed to shareholders of Weatherford. This communication is not a substitute for any proxy statement or any other document that is or may be filed with the SEC or sent to Weatherford’s shareholders in connection with the Redomestication.
INVESTORS AND SECURITY HOLDERS OF WEATHERFORD ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT WEATHERFORD AND THE REDOMESTICATION AND RELATED MATTERS.
Investors and security holders are and will be able to obtain free copies of the definitive proxy statement and other documents containing important information about Weatherford and the Redomestication through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Weatherford are available free of charge on Weatherford’s website at www.weatherford.com.

Participants in the Solicitation
Weatherford and its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from Weatherford’s shareholders in connection with the Redomestication. Information about the directors and executive officers of Weatherford and their ownership of Weatherford’s securities is set forth in the definitive proxy statement relating to the Redomestication https://www.sec.gov/ix?doc=/Archives/edgar/data/1603923/000119312526166847/d120523ddef14a.htm, which was filed with the SEC on April 21, 2026, including under the sections entitled “2025 Director Compensation,” “2025 Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at December 31, 2025,” “Option Exercises and Shares Vested in 2025,” and “Share Ownership.” You may obtain free copies of these documents using the sources indicated above.
Non-GAAP Financial Measure Defined
Adjusted Free Cash Flow Conversion - Adjusted free cash flow conversion is a non-GAAP measure that is calculated by dividing adjusted free cash flow by adjusted EBITDA. Management believes adjusted free cash flow conversion is useful to assess the level of normalized liquidity generated in the operating cycle. Adjusted free cash flow conversion should be considered in addition to, but not as a substitute for the GAAP measures described above for the respective components, and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP. The statement of adjusted free cash flow conversion above is a statement of Weatherford’s long-term goal, rather than a statement as to expected future performance.